 Exhibit 10.5.2

ISDA®

International Swaps and Derivatives Association, Inc.

NOVATION AGREEMENT

dated as of 28 September 2007 among:

Perpetual Trustees Consolidated Limited (ABN 81 004 029 841), in its capacity as trustee of Crusade
Global Trust No. 2 of 2006 (the "Remaining Party"),

Crusade Management Limited (ABN 90 072 715 916), in its capacity as manager of the Crusade Global
Trust No.2 of 2006 (the "Manager"),

Credit Suisse (USA), Inc. (the "Transferor"),

and

Credit Suisse, London Branch (the "Transferee").

The Transferor and the Remaining Party have entered into a currency swap transaction (the "Old Transaction"), evidenced by a confirmation dated 19 September 2006 between the Transferor, the Remaining Party and the Manager (the "Old Confirmation") and subject to an ISDA Master Agreement and related schedule dated 19 September 2006 between the Transferor, the Remaining Party and the Manager (the "Old Agreement").

With effect from and including 28 September 2007 (the "Novation Date") the Transferor wishes to transfer by novation to the Transferee, and the Transferee wishes to accept the transfer by novation of, all the rights, liabilities, duties and obligations of the Transferor under and in respect of the Old Transaction, with the effect that the Remaining Party and the Transferee enter into a new transaction for the Old Transaction (the "New Transaction") and a new ISDA Master Agreement (including a related schedule and ISDA Credit Support Annex) in respect of the New Transaction (the “New Agreement”). The terms of the New Transaction will be identical to those set out in the Confirmation attached in Annex I (the "New Confirmation"), and the terms of the New Agreement will be in the form of the printed form of the 1992 ISDA Master Agreement (Multicurrency – Cross Border), as supplemented by a schedule in the form attached in Annex II (a), as applicable, and the printed form of the 1995 ISDA Credit Support Annex (English Law), as supplemented by a Paragraph 11 in the form attached in Annex II (b), as applicable. The New Confirmation and the New Agreement shall be deemed to have been entered into between the Remaining Party, the Manager and the Transferee, and the New Confirmation shall be deemed to be subject to the New Agreement identified as relating to the corresponding Class A-1 Notes.

The Remaining Party wishes to accept the Transferee as its sole counterparty with respect to the New Transaction.

The Transferor and the Remaining Party wish to have released and discharged, as a result and to the extent of the transfer described above, their respective obligations under and in respect of the Old Transaction and the Old Agreement.

Accordingly, the parties agree as follows:

1. Definitions.

Terms defined in the New Agreement are used herein as so defined, unless otherwise provided herein.

2. Transfer, Release, Discharge and Undertakings.

With effect from and including the Novation Date and in consideration of the mutual representations, warranties and covenants contained in this Novation Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties):

(a)

the Remaining Party, the Manager and the Transferor are each released and discharged from further obligations to each other with respect to the Old Transaction and the Old Agreement and their respective rights against each other thereunder are cancelled, provided that such release and discharge shall not affect any rights, liabilities or obligations of the Remaining Party, the Manager or the Transferor with respect to payments or other obligations due and payable or due to be performed on or prior to the Novation Date, and all such payments and obligations shall be paid or performed by the Remaining Party, the Manager or the Transferor in accordance with the terms of the Old Transaction and the Old Agreement; and

(b)

in respect of the New Transaction and the New Agreement, the Remaining Party, the Manager and the Transferee each undertakes liabilities and obligations towards the other and acquires rights against each other identical in their terms to the Old Transaction and the Old Agreement (and, for the avoidance of doubt, as if the Transferee were the Transferor and with the Remaining Party remaining the Remaining Party and the Manager remaining the Manager, save for any rights, liabilities or obligations of the Remaining Party, the Manager, or the Transferor with respect to payments or other obligations due and payable or due to be performed on or prior to the Novation Date.)

3. Representations and Warranties.

(a)	On the date of this Novation Agreement and on the Novation Date:

(i)

Each of the parties makes to each of the other parties those representations and warranties set forth in Section 3(a) of the New Agreement with references in such Section to "this Agreement" or "any Credit Support Document" being deemed references to this Novation Agreement alone.

(ii)

The Remaining Party and the Transferor each makes to the other, and the Remaining Party and the Transferee each makes to the other, the representation set forth in Section 3(b) of the New Agreement, in each case with respect to the Old Agreement or the New Agreement, as the case may be, and taking into account the parties entering into and performing their obligations under this Novation Agreement.

(iii)

The Transferor and the Remaining Party each represents and warrants to each other and to the Transferee that, as of the Novation Date, all obligations of the Transferor and the Remaining Party under or in respect of the Old Transaction that are required to be performed on or before the Novation Date have been fulfilled.

(b)

The Transferor makes no representation or warranty and does not assume any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of any New Transaction or any New Agreement or any documents relating thereto and assumes no responsibility for the condition, financial or otherwise, of the Remaining Party, the Transferee or any other person or for the performance and observance by the Remaining Party, the Transferee or any other person of any obligation under any New Transaction or any New Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

4. Counterparts.
This Novation Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

5. Costs and Expenses.
The Transferor will pay all reasonable costs and expenses (including reasonable legal fees) incurred by each of the Remaining Party, the Manager, the Transferor and the Transferee in connection with this Novation Agreement and as a result of the negotiation, preparation and execution of this Novation Agreement.

6. Amendments.

No amendment, modification or waiver in respect of this Novation Agreement will be effective unless in writing (including writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

7.	(a)	Governing Law.
This Novation Agreement will be governed by and construed in accordance with the laws of England.
(b)	Jurisdiction.
The terms of Section 13(b) of the New Agreement shall apply to this Novation Agreement with references in such Section to "this Agreement" being deemed references to this Novation Agreement alone.

8.	Limited Recourse.
Section 15 of the New Agreement applies to the obligations and liabilities of the Remaining Party under this Novation Agreement.

9. Confirmation and Direction.

(a)	The Manager directs the Remaining Party to enter into this Novation Agreement.

(b)	Each party acknowledges that the Remaining Party enters into this deed on the basis of the direction in paragraph (a) above.

IN WITNESS WHEREOF the parties have executed this Novation Agreement on the respective dates specified below with effect from and including the date specified on the first page of this document.

Perpetual Trustees Consolidated Limited	Credit Suisse (USA), Inc.

as Trustee

By: /s/ Andrea Ruver	/s/ Mark Dickenson	By: /s/ Christy Grant
Name: Andrea Ruver	Mark Dickenson	Name: Christy Grant
Title: Manager	Senior Manager	Title: Vice President
Date: 28/09/07		Date: 28/09/07

Credit Suisse, London Branch

By: /s/ Parminder Bains	/s/ Sayedur Khan
Name: Parminder Bains	Sayedur Khan
Title: Authorised Signatory	Authorised Signatory
Date: 28 September 2007

The Common Seal of Crusade Management Limited was affixed in the presence of:
/s/ Paul Anthony Fegan	/s/ Michael Harold See Bowan
Director Signature	Director/Secretary Signature
Paul Anthony Fegan	Michael Harold See Bowan
Print Name	Print Name

ANNEX I

(Forms of Confirmation)

28 September 2007

Perpetual Trustees Consolidated Limited

in its capacity as trustee of the Crusade Global Trust No.2 of 2006

Level 12, Angel Place

123 Pitt Street

Sydney NSW 2000

Australia

Crusade Management Limited

in its capacity as manager of the Crusade Global Trust No.2 of 2006 (the “Manager”)

4-16 Montgomery Street

Kogarah

New South Wales 2217

Australia

External ID: 50227455

___________________________________________________________________________

Dear Sir/Madam

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below.

This Confirmation amends, restates and supersedes in its entirety all Confirmations dated prior to the date hereof in respect of this Transaction.

In this Confirmation “CS” means Credit Suisse, London Branch and “Counterparty” means Perpetual Trustees Consolidated Limited in its capacity as trustee of the Crusade Global Trust No.2 of 2006.

1.

The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern. References herein to a “Transaction” shall be deemed to be references to a “Swap Transaction” for the purposes of the 2000 ISDA Definitions.

This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement dated on or about 19 September 2006 as novated on 28 September 2007 and amended and supplemented from time to time (the “Agreement”), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.
CS and Counterparty each represents to the other that it has entered into this Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.
2.	The terms of the particular Transaction to which this Confirmation relates are as follows:
Trade Date:	19 September 2006
Effective Date:	21 September 2006

Termination Date:	The earlier of:
(i)	15 November 2037; and
(ii)	the date on which all of the Class A-1 Notes are redeemed in whole in accordance with the Conditions (other than as a result of redemption pursuant to Condition 5(j) (Redemption for Taxation or Other Reasons) or Condition 10 (Enforcement)),
in each case, subject to adjustment in accordance with the Modified Following Business Day Convention
Counterparty Floating Amounts:
Floating Rate Payer:	Counterparty
Floating Rate Payer Currency Amount:	The AUD Equivalent of the CS Floating Rate Payer Currency Amount.
Floating Rate Payer Payment Dates:	The 15th day of each February, May, August and November, commencing on 15 November 2006, and ending on the Termination Date, inclusive, subject to adjustment in accordance with the Modified Following Business Day Convention.
Floating Rate Option:	AUD-BBR-BBSW; provided, however, that in respect of the initial Calculation Period, Linear Interpolation shall apply based upon a Designated Maturity of 1 month and a Designated Maturity of 2 months.
Designated Maturity:	3 months (except as noted above)
Spread:	In respect of each Floating Rate Payer Payment Date:
(i) up to (and including) the Call Date, plus 0.1553%; and
(ii) after the Call Date, plus 0.3106%.
Floating Rate Day Count Fraction:	Actual/365 (Fixed)
Reset Dates:	The first day of each Calculation Period.
Compounding:	Inapplicable

2

CS Floating Amounts:
Floating Rate Payer:	CS
Floating Rate Payer Currency Amount:	In respect of any Floating Rate Payer Payment Date, the aggregate of the Invested Amounts of the Class A1 Notes on the immediately preceding Floating Rate Payer Payment Date (or, if none, the Effective Date) after any adjustment thereto on such date.

Floating Rate Payer Payment Dates:	The 15th day of each February, May, August and November, commencing on 15 November 2006, and ending on the Termination Date, inclusive, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate Option:	USD-LIBOR-BBA; provided, however, that in respect of the initial Calculation Period, Linear Interpolation shall apply based upon a Designated Maturity of 1 month and a Designated Maturity of 2 months.
Designated Maturity:	3 months (except as noted above)
Spread:	In respect of each Floating Rate Payer Payment Date:
(i)	up to (and including) the Call Date, plus 0.06%; and
(ii)	after the Call Date, plus 0.12%.
Floating Rate Day Count Fraction:	Actual/360
Reset Dates:	The first day of each Calculation Period.
Compounding:	Inapplicable
Initial Exchange:
Initial Exchange Date:	Effective Date
CS Initial Exchange Amount:	AUD 1,596,806,387.23
Counterparty Initial Exchange Amount:	USD 1,200,000,000.00
Interim Exchange:
Interim Exchange Date:	Each Floating Rate Payer Payment Date on which the Counterparty Interim Exchange Amount is greater than zero.
CS Interim Exchange Amount:	The USD Equivalent of the Counterparty Interim Exchange Amount.
Counterparty Interim Exchange Amount:

The AUD amount available for distribution to CS as Currency Swap Provider in respect of the Class A-1 Currency Swap in accordance with clause 5.5(a)(iii)(A)(1) or clause 5.6(a)(iii)(A)(1) (as the case may be) of the Supplementary Terms Notice.

3

Final Exchange:
Final Exchange Date:	Termination Date
CS Final Exchange Amount:	The aggregate of the Invested Amounts of the Class A1 Notes on the Final Exchange Date.
Counterparty Final Exchange Amount:	The AUD Equivalent of the CS Final Exchange Amount.
Business Day:	London, New York, Sydney and TARGET
Calculation Agent:	CS

Account Details:

Payments to CS:

Account(s) for payments to CS in USD:

Pay to:	The Bank of New York, New York
Account Name:	Credit Suisse London Branch
Swift.:	IRVTUS3N ABA:0210000184
Account Number:	890-0361-034

Account(s) for payments to CS in AUD:

Pay to:	Westpac Banking Corporation, Sydney
Account Name:	Credit Suisse London Branch
Account No.:	CSU0023972

Payments to Counterparty:

Account(s) for payments to the

Counterparty in USD:

Pay to:	The Bank of New York – New York
Account Name:	Transfer Funds Reconcilement
ABA No.:	021-000-018
Account No.:	GLA/111-565
Sub Account No.:	383838
Sub Account Name:	GTS – Asia Pacific
Ref:	Sub Account 383838
Attn: Paul Wilden - GTS Crusade Global Trust No. 2 of 2006 Class A1

Account(s) for payments to the

Counterparty in AUD:

Pay to:	St. George Bank Limited

Level 12, 55 Market Street,
Sydney NSW 2000

SWIFT Code:	SGBL AU2S
BSB:	112-601

4

Office:

Counterparty is acting through its Sydney Office for the purposes of this Transaction.

Additional Provisions

The Manager acknowledges and agrees to perform its obligations to CS as Currency Swap Provider set out in clause 5.25 of the Supplementary Terms Notice.

Definitions:

“AUD Equivalent” means, in respect of any amount denominated in USD, the equivalent amount in AUD determined using the Exchange Rate.

“Call Date” bears the meaning ascribed to such term in the Supplementary Terms Notice.

“Class A1 Currency Swap” bears the meaning ascribed to such term in the Supplementary Terms Notice.

“Class A1 Notes” bears the meaning ascribed to such term in the Supplementary Terms Notice.

“Conditions” bears the meaning ascribed to such term in the Supplementary Terms Notice.

“Currency Swap Provider” bears the meaning ascribed to such term in the Supplementary Terms Notice.

“Exchange Rate” means AUD1:USD 0.7515.

“Invested Amount” bears the meaning ascribed to such term in the Supplementary Terms Notice.

“Supplementary Terms Notice” means the Supplementary Terms Notice dated on or about 19 September 2006 entered into by, among others, Counterparty, the Manager and St. George Bank Limited, in respect of the Crusade Global Trust No.2 of 2006.

“USD Equivalent” means, in respect of any amount denominated in AUD, the equivalent amount in USD determined using the Exchange Rate.

5

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us.

Yours sincerely

CREDIT SUISSE, LONDON BRANCH

By:_________________________________

Name:

Title:

Confirmed as of the

date first above written:

PERPETUAL TRUSTEES CONSOLIDATED LIMITED

IN ITS CAPACITY AS TRUSTEE OF THE CRUSADE GLOBAL TRUST NO.2 OF 2006

By:________________________

     Name:

     Title:

CRUSADE MANAGEMENT LIMITED

IN ITS CAPACITY AS MANAGER OF THE CRUSADE GLOBAL TRUST NO.2 OF 2006

By:________________________

     Name:

     Title:

6

ANNEX II

(Forms of Schedules, each deemed to be part of a 1992 ISDA Master Agreement (Multicurrency – Cross
Border) and a 1995 ISDA Credit Support Annex (English law))

SCHEDULE

to the

MASTER AGREEMENT

dated as of 28 September 2007,

between

Credit Suisse, London Branch	("Party A")
and
Perpetual Trustees Consolidated Limited (ABN 81 004 029 841) in its capacity as trustee of the Crusade Global Trust No. 2 of 2006	("Party B")
and
Crusade Management Limited (ABN 90 072 715 916) as manager of Crusade Global Trust No. 2 of 2006	("Manager")

PART 1

Termination Provisions and Certain Other Matters

(1)	"Specified Entity" is not applicable in relation to Party A and Party B.

(2)	"Specified Transaction" is not applicable.

(3)	(i) Sections 5(a)(ii), (iii), (iv), (v), (vi), 5(b)(ii), (iii) and (iv) will not apply to Party A or Party B.

Notwithstanding the disapplication of Section 5(b)(ii) and 5(b)(iii), Sections 6(b)(ii) and 6(b)(iii) shall be construed as if those provisions had not been disapplied.

(ii)	Replace Section 5(a)(i) with:
"(i)

Failure to Pay or Deliver. Failure by the party to make when due any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied at or before 10.00am on the tenth Local Business Day after the due date."

(4)

The "Bankruptcy" provisions of Section 5(a)(vii) are replaced by "An Insolvency Event under the Security Trust Deed has occurred in respect of Party A or Party B (the party the subject of the Insolvency Event will be the Defaulting Party); or ". In relation to Party A, the events described in the definition of Insolvency Event (under the Security Trust Deed) shall apply to it as if Party A was a relevant corporation referred to in that definition. The occurrence of an Insolvency Event under the Security Trust Deed in respect of Party B in its personal capacity will not constitute an Event of Default provided that within thirty Local Business Days of that occurrence, Party A, Party B and the Manager are able to procure the novation of this Agreement and all Transactions to a third party (who is notified to Party A) in respect of which the Designated Rating Agencies confirm that the novation will not cause a reduction or withdrawal of the ratings of the Class A-1 Notes, and Party A and Party B agree to execute such a novation agreement in standard ISDA form with each amendment thereto as are required by the parties.

(5)	The "Automatic Early Termination" provisions of Section 6(a):

will not apply to Party A.

will not apply to Party B.

(6)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)	Market Quotation will apply; and

(ii)	the Second Method will apply.

(7)	"Termination Currency" means USD.

(8)	Section 6(a) is amended by replacing "20 days" in line 3 with "10 Local Business Days".

(9)	Each of the following is an Additional Termination Event:

(i) Ratings Downgrade. Party A fails to comply with the requirements of Section 17 (in which case Party A is the Affected Party).

(ii) Redemption for Taxation or Other Reasons. In the event that the Notes are redeemed in full at any time for tax or other reasons pursuant to Condition 5(j) (Redemption for Taxation or Other Reasons). In respect of such Additional Termination Event, Party B shall be the sole Affected Party.

(iii) Security Trust Deed. An Event of Default occurs under the Security Trust Deed and the Security Trustee has declared the Notes immediately due and payable. In respect of such Additional Termination Event, Party B shall be the sole Affected Party.

If any Early Termination Date is designated or occurs, "Market Quotation" in respect of the Terminated Transactions shall be determined based on a CPR rate with that rate determined by Party A as Calculation Agent based on the actual rate of prepayment from the Settlement Date or if prior to the first interest payment date then a CPR rate based on the amortisation schedule used in the prehedging, provided that the CPR rate determined by the Calculation Agent may not reflect such actual rate of prepayment if the Calculation Agent, acting in a commercially reasonable manner, so determines in light of the prevailing and expected economic conditions, but must reflect the expected rate of prepayment determined by the Calculation Agent acting in a commercially reasonable manner in light of the prevailing and expected economic conditions.

(10)	Add a new Section 6(aa) after Section 6(a):
"(aa)	Restricted Termination Rights
(i)

Termination by Party B: Party B must not designate an Early Termination Date without the prior written consent of the Note Trustee. In the event that Party B were to designate an Early Termination Date and there would be a payment due to Party A, Party B may only designate such an Early Termination Date in respect of an Additional Termination Event under Section 17 (Rating Downgrade) if Party B has found a replacement counterparty willing to enter a new transaction on terms that reflect as closely as reasonably possible the economic, legal and credit terms of the Terminated Transactions with Party A or the Designated Rating Agencies otherwise confirm that the designation of the Early Termination Event would not lead to a downgrade or withdrawal of the rating of any Notes.

(ii)

Transfer where Party B does not gross-up: If any payment by Party B to Party A under this Agreement is, or is likely to be, made subject to any deduction or withholding on account of Tax, Party B at the direction of the Manager will endeavour to procure the substitution as principal obligor under this Agreement in respect of each affected Transaction of a Party B incorporated in another jurisdiction approved by Party A and the Note Trustee and in respect of which the Designated Rating Agencies confirm that the substitution will not cause a reduction or withdrawal of the rating of any Notes."

(11)

In Section 6(b)(ii), add the words "or to any other person approved by Party A" after the word "Affiliates" in the second last line of the first paragraph and add the words "so long as the transfer in respect of that Transaction would not lead to a downgrade or withdrawal of the then current rating of any Notes" after the words "ceases to exist" at the end of the first paragraph.

(12)	Add the following sentence at the end of the last paragraph of Section 6(b)(ii):

"However, consent may be withheld if the other party considers (acting reasonably) that its credit exposure to the transferor would be adversely affected by the transfer."

(13)

Section 6(d)(ii) is amended by deleting the words "(in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event)".

(14)	(i)	Replace paragraph (a) of Section 7 with the following:

"(a)       (i) (subject to sub-paragraph (ii)) Party A may make such a transfer, without the prior consent of any Designated Rating Agency or the other parties, pursuant to a consolidation, amalgamation with, or merger with or into, or transfer of all or substantially all of its assets to, or reorganisation, incorporation, reincorporation or reconstitution into or as another entity (but without prejudice to any other right or remedy under this Agreement); and

(ii) the transfer referred to in sub-paragraph (i) may only be made where the transferee of all of Party A's interest or obligation in or under this Agreement has a short term credit rating of A-1+ from S&P, a long term credit rating of at least A2 from Moody's, a short term credit rating of P-1 from Moody's and a short term credit rating of F1 from Fitch Ratings and a long term credit rating of A from Fitch Ratings; and"

(ii)	Add a new paragraph to Section 7, immediately below paragraph (b):
"(c)

in the event that a trustee is appointed as a successor to Party B under the Trust Deed and the Supplementary Terms Notice (the "Successor Trustee"), Party A undertakes that it shall (unless, at the time the Successor Trustee is so appointed, Party A is entitled to terminate the Transaction under Section 6, in which case it may) execute a novation agreement novating to the Successor Trustee the Transaction (provided that the policies of Party A in effect at such time would permit it to enter transactions with the Successor Trustee on the terms proposed) on the same terms or on other terms to be agreed between Party A, Party B and the Successor Trustee, and give written notice to each Designated Rating Agency of such novation."

PART 2

Tax Representations

(1)	Payer Tax Representations

For the purpose of Section 3(e) of the Agreement, Party A will make the following representation and Party B will make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

(i)	the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement;
(ii)

the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii); and

(iii)	the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement,

provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(2)	Payee Tax Representations

For the purpose of Section 3(f) of this Agreement, Party B makes the following representations:

It is an Australian resident and does not derive payments under this Agreement in part or in whole carrying on business in a country outside Australia at or through a permanent establishment or itself in that country;

For the purpose of Section 3(f) of this Agreement, Party A makes the following representations:

(i)	Party A is a banking company organized under the laws of Switzerland.
(ii)

With respect to each Transaction effectuated between Party A's London branch, where the office of Party A and Party B are not located in the same jurisdiction, Party A is eligible for the benefits of the "Business Profits" or "Industrial and Commercial Profits" provision, as applicable, the "Interest" provision, or the "Other Income" provision of the Specified Treaty with respect to any payment described in such provisions and received or to be received by Party A in connection with this Agreement and no such payment is attributable to a trade or business carried on by Party A through a permanent establishment in the Specified Jurisdiction.

If such representation applies, then:

"Specified Treaty" means, with respect to Party A, the tax treaty applicable between Switzerland and the country in which the Office of Party B is located.

"Specified Jurisdiction" means, with respect to Party A, the country in which the Office of Party B is located.

PART 3

Agreement to Deliver Documents

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following document as applicable:

(a)	Other documents to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

Manager

Legal opinions as to the due incorporation, capacity, authority of Party B and the validity and enforceability of the obligations of Party B and the Manager under this Agreement, the Trust Deed, the Security Trust Deed and the Class A-1 Notes in form and substance and issued by legal counsel reasonably acceptable to Party A

		Upon execution and delivery of this Agreement	No

Party B and the Manager

Copies of all corporate authorisations (to be certified by an Authorised Officer of the relevant party) and any other documents with respect to the execution, delivery and performance of this Agreement and each Confirmation

		Upon execution and delivery of this Agreement or any relevant Confirmation	Yes

Party A and Party B	Certificate of authority and specimen signatures of individuals executing this Agreement, Confirmations and each Credit Support Document (as applicable)	Upon execution and delivery of this Agreement and thereafter upon request of the other party	Yes

Manager

Copies (certified to be true copies by an authorised signatory of the Manager) of the Trust Deed, the Security Trust Deed, the Note Trust Deed, the Supplementary Terms Notice, the Notice of Creation of Trust and the Agency Agreement.

		Upon execution and delivery of this Agreement	Yes

Manager

A copy (certified to be a true copy by an authorised signatory of the Manager) of any document amending or varying the terms of the Trust Deed, the Security Trust Deed, the Note Trust Deed or the Supplementary Terms Notice where such amendment affects this Agreement or Party A's rights or obligations under this Agreement

		Promptly upon any such document becoming effective in accordance with its terms	Yes

Party A	A legal opinion as to the capacity and authority of Party A to enter into, and perform its obligations under this Agreement and each Confirmation.	Upon execution and delivery of this Agreement	Yes

Manager	A copy of any notice provided by the Manager to Class A-1 Noteholders.	At such time as the relevant notice is provided by the Manager to Class A-1 Noteholders.	Yes

PART 4

Miscellaneous

(1)	Address for Notices. For the purpose of Section 12(a) of this Agreement:

(a)

For notices regarding operation, payment and confirmation matters only, notices should be sent to the branch set out in the relevant Confirmation (as may be amended from time to time) with a copy, in the case of notices or communications relating to Sections 5, 6, 7, 11 or 13, to:

Credit Suisse, London Branch

P.O. Box 900

CH-8070 Zurich

Switerland

Attention:	(1) Global Treasury Coordination
(2) Director Legal Department/FML
(3) Central Documentation Office (CDO)/FMLS 3
Telephone:
Facsimile:

(b)	All notices or communications to Party B under this Agreement shall be sent to:

Level 12, Angel Place, 123 Pitt Street, Sydney NSW 2000

Attention:	Manager, Securitisation
Telephone:	(+61) 2 9229 9000
Facsimile:	(+61) 2 9221 7870
Telex:	N/A

(c)	All notices or communications to the Manager under this Agreement shall be sent to:

Level 12, 55 Market Street, Sydney NSW 2000

Attention:	Middle Office Compliance Manager
Telephone:	+61 2 9320 5526
Facsimile:	+61 2 9320 5589
Telex:	N/A

(2)	Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent:	Credit Suisse, London Branch One Cabot Square London E14 4QR Attention: General Counsel Europe – Legal and Compliance Department

Party B appoints as its Process Agent:	Mallesons Stephen Jaques 6th Floor Alder Castle 10 Noble Street London EC2V 7JX United Kingdom

(3)	Offices. The provisions of Section 10(a) will not apply to this Agreement.

(4)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is a Multibranch Party and will only act through Credit Suisse, London Branch.

Party B is not a Multibranch Party.

(5)	Calculation Agent. The Calculation Agent is Party A, unless:

(i)	otherwise specified in a Confirmation in relation to the relevant Transaction; or
(ii)	an Event of Default (where Party A is the Defaulting Party) has occurred, in which case the Calculation Agent will be the Manager.

All calculations made by the Calculation Agent must be made in good faith and through the exercise of the Calculation Agent's commercially reasonable judgment. If any party objects in good faith to any calculation made by the Calculation Agent, the parties must negotiate in good faith to agree on an independent lead dealer to make such calculation, and if they cannot so agree within three Business Days, they will each promptly choose an independent leading dealer and instruct such dealers to agree on another independent leading dealer to make such calculation. The calculation of any such dealer so appointed will be binding on the parties in the absence of manifest error and the costs of such appointment will be shared equally between Party A and Party B.

(6)	Credit Support Documents. Details of any Credit Support Document:

(i)	In relation to Party A: Nil
(ii)	In relation to Party B: Security Trust Deed

(7)	Credit Support Provider.

Credit Support Provider means in relation to Party A: Not applicable

Credit Support Provider means in relation to Party B: Not applicable

(8)	Netting of Payments. Sub-paragraph (ii) of Section 2(c) will apply to Transactions entered into under this Agreement unless specified otherwise in a Confirmation.

(9)	Governing Law. This Agreement and each Confirmation will be governed by, and construed and enforced in accordance with, the laws in force in England and Wales.

(10)	"Affiliate" will have the meaning specified in Section 14 of this Agreement. For the purposes of Section 3(c), Party B is deemed not to have any Affiliates.

(11)	All payments other than payments of Eligible Credit Support to be made to Party B under this Agreement by Party A must be made to the account specified in the Confirmation (the US$ Account').

Any payment so made will, to the extent of that payment, satisfy Party A's obligation to Party B in respect of that payment.

PART 5

Other Provisions

(1)

Reduction of Payment Obligations. In the event that a payment made by Party B to Party A under a Transaction is less than the amount which Party B would be required to pay Party A, the Manager will provide notification to Party A of the amount of payment to be made by Party B (prior to making that payment) and the payment obligation of Party A to Party B shall be rateably reduced to the extent of the reduction in the amount paid by Party B to Party A. For the avoidance of doubt the payment of a reduced amount by Party A under this Agreement shall not constitute a breach of the payment obligations specified in Section 2(a)(i).

(2)	In Section 2(a)(i) add the following sentence:

"Each payment will be by way of exchange for the corresponding payment or payments payable by the other party and, in the case of any payment payable by Party A to Party B, will be discharged by Party A depositing that payment by 4:00 pm New York time into the US$ Account."

(3)

In Section 2(a)(ii), after "freely transferable funds" add the words and "save as required by law, free of any set-off, counterclaim, deduction or withholding (and except as expressly provided in this Agreement)."

(4)	Insert new Sections 2(a)(iv) and 2(a)(v) immediately after Section 2(a)(iii) as follows:
"(iv)

The condition precedent in Section 2(a)(iii)(1) does not apply to a payment or delivery due to be made to a party if such party has satisfied all its payment and delivery obligations under Section 2(a)(i) of this Agreement and has no future payment or delivery obligations, whether absolute or contingent under Section 2(a)(i).

"(v)	Where:
(1)	payments are due pursuant to Section 2(a)(i) by Party A to Party B (the "Party A Payment") and by Party B to Party A (the "Party B Payment") on the same day; and
(2)	the Security Trust Deed has become, and remains at that time, enforceable,

then Party A's obligation to make the Party A Payment to Party B shall be subject to the condition precedent (which shall be an "applicable condition precedent" for the purpose of Section 2(a)(iii)(3)) that Party A first receives notification from the Manager as to the amount of the Party B Payment and either:

(3)	the Party B Payment; or
(4)	confirmation from Party B's bank that it holds irrevocable instructions to effect payment of the Party B Payment and that cleared funds are available to make that payment."
(5)	Add the following new sentence to Section 2(b):

"Each new account so designated must be in the same tax jurisdiction as the original account."

(6)	Delete the word "if" at the beginning of Section 2(d)(i)(4) and insert the following words instead:

"if and only if X is Party A and".

(7)

In Section 2(d)(ii) insert the words "(if and only if Y is Party A)" after the word "then" at the beginning of the last paragraph. Party B will have no obligation to pay any amount to Party A under Section 2(d)(ii), and may make any payment under or in connection with this Agreement net of any deduction or withholding referred to in Section 2(d)(i).

(8)

Telephone recording: Each party consents to the recording of the telephone conversations of trading and marketing personnel in connection with this Agreement or any potential Transaction and consents to such recording being used as evidence in court proceedings.

(9)	Further Representations. Insert new Sections 3(g), 3(h) and 3(i) immediately after Section 3(f) as follows:

"(g)

Non Assignment. It has not assigned (whether absolutely, in equity or otherwise) or declared any trust over any of its rights under this Agreement or any Transaction (other than, in respect of Party B, the trust created pursuant to the Trust Deed and the Supplementary Terms Notice) and has not given any charge over its rights under this Agreement or any Transaction in the case of Party A, or any charge over its rights under this Agreement or any Transaction or the assets of the Trust (other than under the Security Trust Deed), in the case of Party B."

(h)	Relationship Between Parties. Absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction:

(i)

Non-Reliance. It is acting for its own account (in the case of Party B as trustee of the Trust), and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment (and in the case of Party B, also on the judgment of the Manager) and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(ii)

Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice including, in the case of Party B, the advice of the Manager), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(iii)	Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction (other than in the case of Party B, the Manager)."

(i)	Trust. Party B represents to Party A, in respect of Party B only that:

(i)	Trust Validly Created. The Trust has been validly created under the laws by which it is stated to be governed and is in existence at the date of this Agreement.
(ii)	Sole Trustee. Party B has been validly appointed as trustee of the Trust and is presently the sole trustee of the Trust.
(iii)	No Proceedings to remove. No notice has been given to Party B and to Party B's knowledge no resolution has been passed, or direction or notice has been given, removing Party B as trustee of the Trust.

(iv)	Power. Party B has power under the Trust Deed to enter into this Agreement and the Security Trust Deed in its capacity as trustee of the Trust.
(v)

Good Title. Party B has equitable title to the Assets of the Trust and has power under the Trust Deed to mortgage or charge them in the manner provided in the Security Trust Deed and, subject only to the Trust Deed, the Security Trust Deed and any Security Interest permitted under the Trust Deed, as far as Party B is aware, those Assets are free from all other Security Interests (except for Party B's right of indemnity out of the Assets of the Trust)."

(10)	In Section 4, add the following new paragraph immediately after Section 4(e):

"(f)

Contracting as Principal. Party A will enter into each Transaction as principal and not otherwise and, subject to Section 15, Party B will enter into each Transaction in its capacity as trustee of the Trust and not otherwise. Any reference to Party B in this Agreement is in its capacity as trustee of the Trust."

(11)

Confirmations. With respect to each Transaction entered into pursuant to this Agreement and for the purposes of Section 9(e)(ii), Party A will, on or promptly after the relevant Trade Date, send Party B (with a copy to the Manager) a Confirmation confirming that Transaction and both Party B (either itself or through the Manager) and the Manager must promptly then confirm the accuracy of or request the correction of such Confirmation. Notwithstanding the provisions of Section 9(e)(ii), where a Transaction is confirmed by means of facsimile or an electronic messaging system, such message will constitute a Confirmation even where not so specified in that Confirmation.

(12)

Section 12(a) is amended by deleting the words "(except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system)" in lines 2 and 3.

(13)

ISDA Definitions. This Agreement, each Confirmation and each Transaction are subject to the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc) (the "ISDA Definitions"), and will be governed in all respects by any provisions set forth in the ISDA Definitions, without regard to any amendments to the ISDA Definitions made after the date of this Agreement unless, in respect of any Confirmation, such Confirmation incorporates the 2000 ISDA Definitions with amendments thereto that have been made after the date of this Agreement. The ISDA Definitions are incorporated by reference in, and shall be deemed to be part of, this Agreement and each Confirmation unless, in respect of any Confirmation, such Confirmation incorporates the 2000 ISDA Definitions with amendments thereto that have been made after the date of this Agreement.

(14)	Scope of Agreement.

Any reference to a:

(a)	"Swap Transaction" in the ISDA Definitions is deemed to be a reference to a "Transaction" for the purposes of interpreting this Agreement or any Confirmation; and

(b)	"Transaction" in this Agreement or any Confirmation is deemed to be a reference to a "Swap Transaction" for the purpose of interpreting the ISDA Definitions.

(15)

Inconsistency. In the event of any inconsistency between any two or more of the following documents in respect of a Transaction, they will take precedence over each other in the following descending order in respect of that Transaction:

(i)	any Confirmation;
(ii)	the Schedule to the Agreement and Credit Support Annex;
(iii)	the printed form of the ISDA Master Agreement and the ISDA Credit Support Annex;

(iv)	the 2000 ISDA Definitions (unless they are incorporated into a Confirmation, in which case, they shall take precedence in accordance with sub-paragraph(i) above).

(16)	Definitions and interpretation

Section 14 of the Agreement is modified as follows:

(a)	New definitions are inserted as follows:

"Acceptable Arrangement" means an arrangement which each relevant Designated Rating Agency has confirmed in writing will result in the avoidance or reversal of any Note Downgrade.

"Approved Bank" means a Bank which has a short term credit rating of A-1+ from S&P, P-1 from Moody's and F1 from Fitch Ratings.

"Downgrade" means in relation to a Currency Swap, the withdrawal or downgrade of Party A's credit rating by a Designated Rating Agency resulting in Party A not having the Required Rating for that Currency Swap.

"Major Downgrade" means a Downgrade resulting in Party A having:

(i)	a short term credit rating of less than A-1 by S&P;
(ii)	a short term credit rating of less than P-2 by Moody's or a long term credit rating of less than A-3 by Moody's; or
(iii)	a short term credit rating of less than F2 by Fitch Ratings or a long term credit rating of less than BBB+ by Fitch Ratings.

"Minor Downgrade" means in relation to a Currency Swap, any Downgrade which is not a Major Downgrade for that Currency Swap.

"Mortgaged Property" has the meaning given in the Security Trust Deed.

"Note Downgrade" means any actual or proposed withdrawal or downgrade of the rating assigned to the Class A-1 Notes by a Designated Rating Agency.

"Replacement Currency Swap Provider" means, at any time, a person that has agreed to replace Party A at that time and has a credit rating not less than the Required Rating.

"Required Rating" means a credit rating of not less than:

(i)	A-1+ (short term) by S&P;
(ii)	P-1 (short term) and A2 (long term) by Moody's; and
(iii)	F1 (short term) and A (long term) by Fitch Ratings.

"Security Trust Deed" means the Security Trust Deed dated 14 September 2006 between Party B as issuing trustee, Crusade Management Limited as Manager, P.T. Limited as security trustee and The Bank of New York as note trustee.

The definition of Tax is replaced with:

"Tax" has the meaning given in the Trust Deed.

"Trust Deed" means the Master Trust Deed dated 14 March 1998 as amended by the Crusade Global Trust No. 2 of 2006 Supplementary Terms Notice dated on or about the date of this Agreement between (amongst others) Party B, St.George Bank Limited and the Manager ("Supplementary Terms Notice") and each of the following expressions has the meanings given to them in the Trust Deed and the Supplementary Terms Notice.

(b)	Each of the following expressions has the meanings given to them in the Trust Deed and the Security Trust Deed (as the case may be):

"Agency Agreement"

"Asset"

"Bank"

"Class A-1 Notes"

"Class A-1 Noteholder"

"Currency Swap"

"Designated Rating Agency"

"Euro and €"

"Extraordinary Resolution"

"Final Maturity Date"

"Hedge Agreement"

"Insolvency Event"

"Invested Amount"

"Mortgaged Property"

"Noteholder"

"Note Trustee"

"Principal Paying Agent"

"Purchased Receivables"

"Security Trustee"

"Stated Amount"

"Support Facility Provider"

"Trust"

"Trust Expense"

"US$"

(c)	Trust Deed and Security Trust Deed: The parties acknowledge and agree and for the purposes of the Trust Deed and Security Trust Deed
(i)	all Transactions under this Agreement are "Hedge Agreements";
(ii)	Party A is a "Support Facility Provider",
(iii)	all obligations of Party B under this Agreement and any/all Transactions under it are Secured Moneys.
(d)

Unless defined in this Agreement, words and phrases defined in the Trust Deed, the Security Trust Deed and the Supplementary Terms Notice (each in the form as at the date of this Agreement) have the same meaning in this Agreement. Where there is any inconsistency in a definition between this Agreement (on the one hand) and the Trust Deed, Security Trust Deed or the Supplementary Terms Notice (on the other hand), this Agreement prevails. Where words or phrases used but not defined in this Agreement are defined in the Trust Deed in relation to a Trust (as defined in the Trust Deed) such words or phrases are to be construed in this Agreement, where necessary, as being used only in relation to the Trust (as defined in the Supplementary Terms Notice).

(e)

Where in this Agreement a word or expression is defined by reference to its meaning in another Transaction Document or there is a reference to another Transaction Document or to a provision of another Transaction Document, any amendment to the meaning of that word or expression or to that other Transaction Document or provision (as the case may be) will be of no effect for the purposes of this Agreement unless and until the amendment is consented to by the parties to this Agreement.

(17)	New Sections 15 and 16 are inserted immediately after Section 14 as follows:
"15.	Party B provisions
(a)	(A)	General
Clause 30 of the Trust Deed applies to the obligations and liabilities of Party B under this Agreement. Clause 16 of the Security Trust Deed applies to govern Party A's priority to monies received from the sale of Assets of the Trust or other enforcement of the Charge under the Security Trust Deed (as defined in the Security Trust Deed).
	(B)	Limitation of Party B's Liability
(1)

Party B enters into this agreement only in its capacity as trustee of the Trust and in no other capacity (except where the Transaction Documents provide otherwise). Subject to paragraph (3) below, a liability arising under or in connection with this Agreement or the Trust can be enforced against Party B only to the extent to which it can be satisfied out of the assets and property of the Trust which are available to satisfy the right of Party B to be exonerated or indemnified for the liability. This limitation of Party B's liability applies despite any other provision of this Agreement and extends to all liabilities and obligations of Party B in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Agreement or the Trust.

(2)

Subject to subparagraph (3) below, no person (including any Relevant Party) may take action against Party B in any capacity other than as trustee of the Trust or seek the appointment of a receiver (except under this agreement), or a liquidator, an administrator or any similar person to Party B or prove in any liquidation, administration or arrangements of or affecting Party B (except in relation to the assets of the Trust).

(3)

The provisions of this Section 15 shall not apply to any obligation or liability of Party B to the extent that it is not satisfied because under a Transaction Document or by operation of law there is a reduction in the extent of the Party B's indemnification or exoneration out of the Assets of the Trust as a result of Party B's fraud, negligence, or Default.

(4)

It is acknowledged that the Relevant Parties are responsible under the Transaction Documents for performing a variety of obligations relating to the Trust (other than Party A in its capacity as currency swap provider under this Agreement, in respect of which its obligations are limited to this Agreement). No act or omission of Party B (including any related failure to satisfy its obligations under this Agreement) will be considered fraud, negligence or Default of Party B for the purpose of subparagraph (3) above to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any person who has been delegated or appointed by Party B in accordance with this Agreement or any other Transaction Document to fulfil its obligations relating to the Trust or by any other act or omission of a Relevant Party or any such person.

(5)	In exercising their powers under the Transaction Documents, each of Party B, the Security Trustee and the Noteholders must ensure that no attorney, agent, delegate, receiver or receiver and manager appointed by it in accordance with this Agreement has authority to act on behalf of Party B in a way which exposes Party B to any personal liability and no act or omission of any such person will be considered fraud, negligence, or Default of Party B for the purpose of subparagraph (3) above.
(6)	In this clause, Relevant Parties means each of the Manager, the Servicer, the Calculation Agent, each Paying Agent, the Note Trustee, and the provider of a Support Facility.
(7)	Nothing in this clause limits the obligations expressly imposed on Party B under the Transaction Documents.
(b)	Nothing in paragraph (a) limits Party A in:
(i)	obtaining an injunction or other order to restrain any breach of this Agreement by Party B;
(ii)	obtaining declaratory relief; or
(iii)	in relation to its rights under the Security Trust Deed.
(c)	Except as provided in paragraphs (a) and (b), Party A shall not
(i)	(judgment) obtain a judgment for the payment of money or damages by Party B;
(ii)	(statutory demand) issue any demand under s459E(1) of the Corporations Act 2001 (Cth) (or any analogous provision under any other law) against Party B;
(iii)	(winding up) apply for the winding up or dissolution of Party B;
(iv)	(execution) levy or enforce any distress or other execution to, on, or against any assets of Party B;
(v)	(court appointed receiver) apply for the appointment by a court of a receiver to any of the assets of Party B;
(vi)	(set-off or counterclaim) exercise or seek to exercise any set-off or counterclaim against Party B (other than as permitted by Sections 2(c) and 6(e) of this Agreement); or
(vii)	(administrator) appoint, or agree to the appointment, of any administrator to Party B,

or take proceedings for any of the above and Party A waives its rights to make those applications and take those proceedings."

"16.	Replacement Currency Swap
(a)

If this Agreement or any Transaction under this Agreement is terminated prior to the day upon which the Class A-1 Notes are repaid in full, Party B must, subject to paragraph (b) and at the direction of the Manager, enter into one or more currency swaps which replace the Transactions under this Agreement (collectively a "Replacement Currency Swap") but only on the following conditions:

(i)

the amount payable (if any) by Party B to Party A upon termination of this Agreement or any Transaction (the "Termination Amount") will be paid in full when due in accordance with the Supplementary Terms Notice and this Agreement;

(ii)	the Designated Ratings Agencies confirm that entry into the Replacement Currency Swap by Party B will not cause a Note Downgrade; and
(iii)	the liability of Party B under the Replacement Currency Swap is limited to at least the same extent that its liability is limited under this Agreement or the relevant Transaction under this Agreement.
(b)

If the conditions in Section 16(a) are satisfied, Party B must, at the direction of the Manager, enter into the Replacement Currency Swap and if it does so it must direct the Replacement Currency Swap Provider to pay any upfront premium to enter into the Replacement Currency Swap due to Party B directly to Party A in satisfaction of and to the extent of Party B's obligation to pay the Termination Amount to Party A as referred to in Section 16(a) and to the extent that such premium is not greater than or equal to the Termination Amount, the balance must be satisfied by Party B as a Trust Expense.

(c)

If the conditions in Section 16(a) are satisfied and Party B has entered into the Replacement Currency Swap, Party B must direct Party A to pay any Termination Amount payable by Party A to Party B on termination of this Agreement directly to the Replacement Currency Swap Provider as payment of any premium (to the extent of the Termination Amount) payable by Party B to enter into the Replacement Currency Swap. Such payment by Party A to the Replacement Currency Swap Provider shall be in full discharge of Party A's obligation to make any payment to Party B in respect of the termination of this Agreement and no further amounts shall be due from Party A in respect of such termination. If such premium is greater than the Termination Amount, the balance must be satisfied by Party B as a Trust Expense payable to the Replacement Currency Swap Provider in accordance with clause 5.1 of the Supplementary Terms Notice."

(18)	Novation

Notwithstanding Section 7 as amended herein, Party A may at any time novate its obligations under this Agreement to any of its Affiliates (the "New Counterparty") provided that:

(a)

the New Counterparty provides a legal opinion to Party B that this Agreement, as novated, is valid, binding and enforceable against it (subject to equitable doctrines and creditors' rights generally); and

(b)	the New Counterparty has the Required Rating.

Party B and the Manager will execute all such documents (each in a form reasonably satisfactory to Party B) as are reasonably necessary to give effect to that novation."

(19)

Appointment of Manager: Party A acknowledges that under the Trust Deed Party B has appointed the Manager as manager of the Trust with the powers set out in and upon and subject to the terms of, the Trust Deed. Accordingly, subject to the terms of the Trust Deed, the Manager:

(i)	may arrange, enter into, and monitor Transactions, execute Confirmations and exercise all other rights and powers of Party B under this Agreement; and
(ii)

without limiting the generality of the foregoing, the Manager shall, issue and receive, on behalf of Party B all notices, Confirmations, certificates and other communications to or by Party A under this Agreement.

(20)	A new Section 17 is added as follows:

"17.	Rating Downgrade
(a)

If, at any time, a Downgrade occurs and the downgrade constitutes a Minor Downgrade, Party A shall, within 30 days (or such greater period as agreed to in writing by the relevant Designated Rating Agency), comply with Section 17(c).

(b)

If, at any time, a Downgrade occurs and the downgrade constitutes a Major Downgrade, Party A shall by the tenth day following a Major Downgrade (or such greater period as agreed by the relevant Designated Rating Agency) comply with Section 17(c)(i). Party A must continue to comply with Section 17(c)(i) until such time (no later than 30 days of the Major Downgrade occurring (or such greater period as agreed by the relevant Designated Rating Agency)) that it complies with Section 17(c)(ii), (iii) or (iv).

(c)	Where Party A is required to comply with this Section 17(c) it must, subject to paragraph (b), at its cost do one of the following:

(i)	transfer Eligible Credit Support to Party B in accordance with the Credit Support Annex attached to this Agreement (including by the deposit of USD to the credit of a Swap Collateral Account);

(ii)	procure a novation of its rights and obligations under each Transaction to a Replacement Currency Swap Provider;

(iii)	procure another person to become co-obligor in respect of the obligations of Party A under each Transaction. Such co-obligor may be either:

(A)	a person with the Required Rating(s) of each relevant Designated Rating Agency domiciled in the same legal jurisdiction as Party A or Party B; or

(B)	a person otherwise acceptable to each relevant Designated Rating Agency; or

(iv)	enter, or procure entry, into an Acceptable Arrangement.

(d)

Where Party B has not established a Swap Collateral Account and Party A is to transfer Eligible Credit Support to Party B, the Manager must direct Party B to, and Party B must, establish, as soon as practicable, and maintain, in the name of Party B an account (where the Eligible Credit Support is in the form of cash) and/or a custody account (where the Eligible Credit Support is in the form of securities) with an Approved Bank, which account(s) shall be, for the purposes of this Section 17, the "Swap Collateral Account".

(e)

Party B, at the direction of the Manager, may only dispose of any Eligible Credit Support acquired or transferred to it under Section 17(c)(i) or make withdrawals from the Swap Collateral Account: (i) in accordance with the terms of the Credit Support Annex attached to this Agreement; or (ii) otherwise if directed to do so by the Manager and in such latter case only for the purpose of:

(i)	withdrawing any amount which has been incorrectly deposited into the Swap Collateral Account;

(ii)	paying any bank accounts debit tax or other equivalent Taxes payable in respect of the Swap Collateral Account;

(iii)	funding the amount of any payment due to be made by Party A under this Agreement following the failure by Party A to make that payment or

(iv)	funding any termination payment due to Party A.

(f)	Party B may not invest any amounts standing to the credit of a Swap Collateral Account.

(21)	Exchange Controls

Section 5(b)(i) (Illegality) is amended by adding the following paragraph at the end:-

"This sub-paragraph (i) does not apply to the imposition by the Australian government or any agency of the Australian government of any exchange control restrictions or prohibitions ("exchange controls")." For the avoidance of doubt:

(A)

exchange controls do not constitute an Illegality or other Termination Event or an Event of Default under this Agreement, and do not entitle a party to terminate a Transaction or otherwise refuse to make any payments it is obliged to make under a Transaction: and

(B)

if and for so long as exchange controls are imposed, delivery by Party B of Australian dollar amounts required to be paid by it under any relevant Confirmation to the bank account in Australia notified in writing by Party A to Party B from time to time specified in that Confirmation will constitute proper payment of those amounts by Party B and Party A's obligations under this Agreement will be unaffected by any such exchange controls."

(22)	Party B's Payment Instructions. Party B irrevocably authorises and instructs Party A to make payment of:

(i)	the "Initial Exchange Amount" payable by Party A under a currency swap transaction by paying that amount direct to the account notified in writing by Party B to Party A for that purpose; and

(ii)

any other amount due from Party A to Party B under this Agreement by paying that amount direct to the Principal Paying Agent to the account outside Australia notified in writing by the Principal Paying Agent to Party A for that purpose. Party A is entitled to rely on any such notice.

(23)

No Amendment. Each of Party B and the Manager agrees that it will not consent to any amendment to any provision in any Transaction Document dealing with the ranking, priority or entitlement of Party A in respect of any security or moneys without the prior written consent of Party A (which will not be unreasonably withheld).

(23)

In Section 6(e), delete the sentence "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off." At the end of the first paragraph.

(24)

Scope of Agreement. This Agreement shall only govern the Transaction entered into between the parties on the date hereof in respect of which the parties are required to make payments in the AUD and USD.

Please confirm your agreement to the terms of the foregoing Schedule by signing below.

Date: 28 September 2007

CREDIT SUISSE, LONDON BRANCH	PERPETUAL TRUSTEES CONSOLIDATED LIMITED as trustee of Crusade Global Trust No. 2 of 2006
By:	By:
Name:	Name:
Title:	Title:

CRUSADE MANAGEMENT LIMITED
By:
Name:
Title:

Paragraph 11. Elections and Variables

(a)	Base Currency and Eligible Currency.
	(i)	“Base Currency” means US Dollars.
(ii)	“Eligible Currency” means the Base Currency and each other currency specified here: GBP, US Dollars and such other currency as approved by each Designated Rating Agency.

It is agreed by the parties that where the Credit Support Amount is transferred in a currency other than the Termination Currency, the Valuation Percentage specified in Paragraph 11(b)(ii) shall be reduced by a percentage agreed by the parties and approved by the relevant rating agency (“Additional Valuation Percentage”), such Additional Valuation Percentage being 6% or such lower percentage as agreed by the parties and approved by the relevant rating agency. For the purpose of this Annex, references to the “relevant rating agency” shall mean the rating agency whose Ratings Criteria will be used to determine the amount of Eligible Credit Support that Party A is required to transfer to Party B following a credit ratings downgrade of Party A.

(b)	Credit Support Obligations.
	(i)	Delivery Amount, Return Amount and Credit Support Amount.
(A)	“Delivery Amount”: Paragraph 2(a) shall apply, except that the words, “upon a demand made by the Transferee” shall be deleted.
(B)	“Return Amount” has the meaning as specified in Paragraph 2(b).
(C)

“Credit Support Amount” has the meaning specified under the relevant definition of Ratings Criteria. In circumstances where more than one of the Ratings Criteria apply to Party A, the Credit Support Amount shall be calculated by reference to the Ratings Criteria which would result in Party A transferring the greatest amount of Eligible Credit Support. Under no circumstances will Party A be required to transfer more Eligible Credit Support than the greatest amount calculated in accordance with the Ratings Criteria set out below.

(ii)	Eligible Credit Support. The following items will qualify as “Eligible Credit Support” for Party A:

	Eligible Credit Support	Valuation Percentage

(A)	cash in an Eligible Currency	100%

(B)	Negotiable debt obligations (i) of the Federal Republic of Germany; (ii) of the Republic of France; (iii) of Belgium; (iv) of the United Kingdom; (v) of the Netherlands; (vi) of the Republic of Italy or (vii) issued after 18 July 1984 by the U.S. Treasury Department, in each case denominated in the Base Currency and having a residual maturity on such date of less than 1 year at the date of their transfer to Party B (with local and foreign currency long term issuer ratings of Moody’s Aa2 and S&P AA and Fitch AA or above)	98%
(C)	negotiable debt obligations (i) of the Federal Republic of Germany; (ii) of the Republic of France; (iii) of Belgium; (iv) of the United Kingdom; (v) of the Netherlands; (vi) of the Republic of Italy or (vii) issued after 18 July 1984 by the U.S. Treasury Department, in each case denominated in a currency other than the Base Currency and having a residual maturity on such date of less than 1 year at the date of their transfer to Party B (with local and foreign currency long term issuer ratings of Moody’s Aa2 and S&P AA and Fitch AA or above)	92%

(D)	negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual maturity on such date equal to or greater than 1 year but less than 5 years at the date of their transfer to Party B (with local and foreign currency issuer ratings of Moody’s Aa2 and S&P AA and Fitch AA or above)	91%

(E)	negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual maturity on such date equal to or greater than 5 years but less than 10 years at the date of their transfer to Party B (with local and foreign currency issuer ratings of Moody’s Aa2 and S&P AA and Fitch AA or above)	89%

(F)	negotiable debt obligations of the Federal Republic of Germany (with local and foreign currency issuer ratings of Moody’s Aa2 and S&P AA and Fitch AA or above) with a residual maturity of less than 10 years but not less than 1 year at the date of their transfer to Party B	83.8%

(G)	negotiable debt obligations of the Republic of France (with local and foreign currency issuer ratings of Moody’s Aa2 and S&P AA and Fitch AA or above) with a residual maturity of less than 10 years but not less than 1 year at the date of their transfer to Party B	83.8%

(H)	negotiable debt obligations of Belgium (with local and foreign currency issuer ratings of Moody’s Aa2 and S&P AA and Fitch AA or above) with a residual maturity of less than 10 years but not less than 1 year at the date of their transfer to Party B	83.8%

(I)	negotiable debt obligations of the United Kingdom (with local and foreign currency issuer ratings of Moody’s Aa2 and S&P AA and Fitch AA or above) with a residual maturity of less than 10 years but not less than 1 year at the date of their transfer to Party B	83.8%

(J)	negotiable debt obligations of Italy (with local and foreign currency issuer ratings of Moody’s Aa2 and S&P AA and Fitch AA or above) with a residual Maturity of less than 10 years but not less than 1 year at the date of their transfer to Party B	83.8%

(K)	negotiable debt obligations of the Netherlands (with local and foreign currency issuer ratings of Moody’s Aa2 and S&P AA and Fitch AA or above) with a residual maturity of less than 10 years but not less than 1 year at the date of their transfer to Party B	83.8%

(L)	Negotiable debt obligations of the US Government National Mortgage Association, the US Federal National Mortgage Association, the US Federal Home Loan Mortgage Corporation, the US Student Loans Marketing Association or a US Federal Home Loan Bank (all entities rated Moody’s Aa1 (long term) and S&P AA+ (long term) and Fitch AA+ (long term) or above) with a residual maturity on such date equal to or greater than 1 year but less than 3 years at the date of their transfer to Party B	97.7%

(M)	negotiable debt obligations of the US Government National Mortgage Association, the US Federal National Mortgage Association, the US Federal Home Loan Mortgage Corporation, the US Student Loans Marketing Association or a US Federal Home Loan Bank (all entries rated Moody’s Aa1 (long term) and S&P AA+ (long term) and Fitch AA+ (long term) or above) with a residual maturity on such date equal to or greater than 3 years but less than 5 years at the date of their transfer to Party B	92%

(N)

negotiable debt obligations of the US Government National Mortgage Association, the US Federal National Mortgage Association, the US Federal Home Loan Mortgage Corporation, the US Student Loans Marketing Association or a US Federal Home Loan Bank (all entries rated Moody’s Aa1 (long term) and S&P AA+ (long term) and Fitch AA+ (long term) or above) with a residual maturity on such date equal to or greater than 5 years but less than 7 years at the date of their transfer to Party B

To be agreed between Party A, Fitch, S&P and Moody’s

(O)

negotiable debt obligations of the US Government National Mortgage Association, the US Federal National Mortgage Association, the US Federal Home Loan Mortgage Corporation, the US Student Loans Marketing Association or a US Federal Home Loan Bank (all entries rated Moody’s Aa1 (long term) and S&P AA+ (long term) and Fitch AA+ (long term) or above) with a residual maturity on such date equal to or greater than 7 years but less than 10 years at the date of their transfer to Party B

To be agreed between Party A, Fitch, S&P and Moody’s

provided that in relation to calculations in connection with the Fitch Criteria (as defined below), the applicable Valuation Percentage shall be (1) the relevant percentage determined by reference to the table headed “Advance Rates (%)” appearing at the end of Appendix 3 to the Fitch Criteria.

Where the ratings of the relevant agencies differ with respect to the same negotiable debt obligation, the lower of the ratings shall apply.

For the purpose of this Annex, references to the “relevant rating agency” shall mean the rating agency whose Ratings Criteria will be used to determine the amount of Eligible Credit Support that Party A is required to transfer to Party B following a credit ratings downgrade of Party A.

For the purposes of the tables in Paragraph 11(b)(ii) the following are acceptable negotiable debt obligations for the relevant countries:

France - Bons du Tresor a Taux Fixe (“BTF”), Bons du Tresor a Taux Annuel Normalise (“BTN”), Obligations Assimilables du Tresor (“OAT”) issued by the Republic of France after 1st January, 1987;

Belgium - Obligation - Lineaire Obligatie (straight non-callable bonds issued at monthly auction) issued by the Kingdom of Belgium (“OLOs”) excluding bearer bonds, Philippe Bonds (bullet bonds) issued by the Kingdom of Belgium (“Belgian Philippe Bonds”) excluding bearer bonds. Classical Bonds (linear bonds, traditionally issued with a call) issued by the Kingdom of Belgium (“Belgian Classical Bonds”) excluding bearer bonds;

Germany - Schatzanweisungen, Bundesobligationen and Bundesanleihe issued by the Federal Republic of Germany;

Italy - negotiable debt obligations issued by the government of Italy in the Euro market which are cleared through a non-Italian clearing system.

(iii)	Thresholds.
	(A)	“Independent Amount” means, for Party A and Party B, with respect to each Transaction, zero.
(B)	“Threshold” means, for Party A:
infinity, unless a Downgrade occurs and is continuing and Party A has not complied with Section 17(c)(ii), (iii) or (iv) within the Remedy Period, in which case its Threshold shall be zero.
“Remedy Period” means, in the case of a Minor Downgrade, within 30 days of such Downgrade or, in the case of a Major Downgrade, within the later of the 10th day following such Downgrade or the 30th day following any preceding Minor Downgrade, subject, in either case, to such greater period as agreed by the relevant rating agency.
“Threshold” means, for Party B: infinity
(C)

“Minimum Transfer Amount” means, with respect to Party A and Party B, USD 10,000; provided, that if (1) an Event of Default has occurred and is continuing with respect to Party A, or (2) an Additional Termination Event has occurred in respect of which Party A is an Affected Party, the Minimum Transfer Amount with respect to such party shall be zero.

(D)

“Rounding”. The Delivery Amount and the Return Amount will be rounded up and down to the nearest integral multiple of USD 10,000 respectively, subject to the final Return Amount being equal to the Credit Support Balance.

(c)	Valuation and Timing.
(i)	“Valuation Agent” means, Party A in all circumstances.
(ii)	“Valuation Date” means the first Local Business Day of each week.
(iii)

“Valuation Time” means 5.00 p.m. London time on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as approximately the same time on the same date.

(iv)	“Notification Time” means by 4:00 p.m., London time, on a Local Business Day.
(d)	Exchange Date. “Exchange Date” has the meaning specified in paragraph 3(c)(ii).
(e)	Dispute Resolution.
(i)	“Resolution Time” means 2:00 p.m., London, on the Local Business Day following the date on which notice is given that gives rise to a dispute under Paragraph 4.
(ii)

“Value”. For the purpose of Paragraph 4(a)(4)(i)(C) and 4(a)(4)(ii), the Value of the outstanding Credit Support Balance or of any transfer of Eligible Credit Support or Equivalent Credit Support, as the case may be, will be calculated as follows:

(A)

with respect to any Eligible Credit Support or Equivalent Credit Support comprising securities (“Securities”) the Base Currency Equivalent of the sum of (a)(x) the last bid price on such date for such Securities on the principal national securities exchange on which such Securities are listed, multiplied by the applicable Valuation Percentage; or (y) where any Securities are not listed on a national securities exchange, the bid price for such Securities quoted as at the close of business on such date by any principal market maker (which shall not be and shall be independent from the Valuation Agent) for such Securities chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage; or (z) if no such bid price is listed or quoted for such date, the last bid price listed or quoted (as the case may be), as of the day next preceding such date on which such prices were available, multiplied by the applicable Valuation Percentage; plus (b) the accrued interest where applicable on such Securities (except to the extent that such interest shall have been paid to the Transferor pursuant to Paragraph 5(c)(ii) or included in the applicable price referred to in subparagraph (a) above) as of such date;

(B)	with respect to any Cash, the Base Currency Equivalent of the amount thereof; and
(C)

with respect to any Eligible Credit Support or Equivalent Credit Support other than Securities and Cash, the Base Currency Equivalent of the fair market value thereof on such date, as determined in any reasonable manner chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage.

(iii)	“Alternative”. The provisions of Paragraph 4 will apply.
(f)	Distribution and Interest Amount.
(ii)	Interest Rate. The “Interest Rate” in relation to each Eligible Currency specified below will be:
Eligible Currency	Interest Rate
USD	For a relevant day, the effective federal funds rate in U.S. Dollars which is displayed on Telerate page 118 at the close of business in New York on such day, less 0.2%.
EURO	For a relevant day, the overnight rate fixed for such day, as calculated by the European Central Bank which is displayed on page EONIA of the Reuters Screen, less 0.2%.
GBP

For a relevant day, the overnight rate as calculated by the Wholesale Market Brokers Association which is displayed on page SONIA of the Reuters Screen as of 9.00 a.m., London time, on the first London Banking Day following such day, less 0.2%.

(ii)

“Transfer of Interest Amount”. The transfer of the Interest Amount will be made on the first Local Business Day following the end of each calendar month to the extent that Party B has earned and received such amount of interest and that a Delivery Amount would not be created or increased by that transfer, and on any other Local Business Day on which Equivalent Credit Support is transferred to the Transferor pursuant to Paragraph 2(b), provided that Party B shall only be obliged to transfer any Interest Amount to Party A to the extent that it has received such amount.

“Alternative to Interest Amount”. The provisions of Paragraph 5(c)(ii) will apply. For the purposes of calculating the Interest Amount the amount of interest calculated for each day of the Interest Period shall, with respect to any Eligible Currency, be compounded daily.
Interest Amount” The definition of “Interest Amount” shall be deleted and replaced with the following:
“Interest Amount” means, with respect to an Interest Period and each portion of the Credit Support Balance comprised of cash in an Eligible Currency, the sum of the amounts of interest determined for each day in that Interest Period by the Valuation Agent as follows:

(x)

the amount of such currency comprised in the Credit Support Balance at the close of business for general dealings in the relevant currency on such day (or, if such day is not a Local Business Day, on the immediately preceding Local Business Day); multiplied by

(y)	the relevant Interest Rate; divided by
(z)	360 (or in the case of pounds sterling, 365).
(g)	Addresses for Transfers.
Party A: To be advised
Party B: To be advised
(h)	Other Provisions.
(i)	Transfer Timing
(D)	The final paragraph of Paragraph 3(a) shall be deleted and replaced with the following:
“Subject to Paragraph 4, and unless otherwise specified, any transfer of Eligible Credit Support or Equivalent Credit Support (whether by the Transferor pursuant to Paragraph 2(a) or by the Transferee pursuant to Paragraph 2(b)) shall be made not later than the close of business on the Settlement Day.”
(E)	The definition of Settlement Day shall be deleted and replaced with the following:
“Settlement Day” means
(i)	in respect of a transfer of cash or other property (except Securities), the second Local Business Day after the Demand Date; and
(ii)	in respect of a transfer of Securities:
(a)	the second Local Business Day after the Demand Date; or if later,
(b)

the first Local Business Day after the Demand Date on which settlement of a trade in the relevant securities, if effected on the Demand Date, would have occurred in accordance with customary practice when settling through the clearance system agreed between the parties for delivery of such securities or, otherwise, on the market on which such securities are principally traded (or, in either case, if there is not such customary practice, on the first Local Business Day after the Demand Date on which it is reasonably practicable to deliver such securities).

(F)	For the purposes of this Paragraph 11(h)(i):
“Demand Date” means, with respect to a transfer by a party:
(i)

(i)            in the case of a transfer pursuant to Paragraph 2, Paragraph 3 (other than Paragraph 3(c)(ii)(A))or Paragraph 4(a)(2), the relevant Valuation Date. For the avoidance of doubt, for the purposes of Paragraph 2 and Paragraph 4(a)(2), the Transferor will be deemed to receive notice of the demand by the Transferee to make a transfer of Eligible Credit Support; and

(ii)	in the case of a transfer pursuant to Paragraph 3(c)(ii)(A), the date on which the Transferee has given its consent to the proposed exchange.

For the avoidance of doubt, on each Demand Date the Transferor shall deliver to the Transferee and the Security Trustee a statement showing the amount of Eligible Credit Support to be delivered.

(ii)	Early Termination

The heading for Paragraph 6 shall be deleted and replaced with “Early Termination” and the following shall be added after the word “Default” in the first line of Paragraph 6, “or a Termination Event in relation to all (but not less than all) Transactions”.

(iii)	Costs of Transfer on Exchange

Notwithstanding Paragraph 8, the Transferor will be responsible for, and will reimburse the Transferee for, all transfer and other taxes and other costs involved in the transfer of Eligible Credit Support either from the Transferor to the Transferee or from the Transferee to the Transferor hereto.

(iv)	Cumulative Rights

The rights, powers and remedies of the Transferee under this Annex shall be in addition to all rights, powers and remedies given to the Transferee by the Agreement or by virtue of any statute or rule of law, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of the Transferee in the Credit Support Balance created pursuant to this Annex.

(v)	Single Transferor and Single Transferee

Party A and Party B agree that, notwithstanding anything to the contrary in this Annex, (including, without limitation, the recital hereto, Paragraph 2 or the definitions in Paragraph 10), (a) the term “Transferee” as used in this Annex means only Party B, (b) the term “Transferor” as used in this Annex means only Party A, (c) only Party A will be required to make Transfers of Eligible Credit Support hereunder; and (d) in the calculation of any Credit Support Amount, where the Transferee’s Exposure would be expressed as a negative number, such Exposure shall be deemed to be zero.

(vi)	Ratings Criteria

"Ratings Criteria" means, the criteria used by S&P ("S&P Criteria"), the criteria used by Moody's as set out below ("Moody's Criteria") and the hedge criteria used by Fitch as set out below ("Fitch Criteria") for the purposes of determining the amount of Eligible Credit Support Party A is required to transfer hereunder following a credit ratings downgrade where Party A has opted to or is required to transfer Eligible Credit Support in support of its obligations under the Agreement pursuant to Section 17 of the Agreement. Where Party A is required to post collateral in accordance with more than one Ratings Criteria, Party A will be required to post collateral in accordance with such Ratings Criteria which produces the highest Delivery Amount and the lowest Return Amount.

Fitch Criteria

"Credit Support Amount" shall mean, with respect to the Transferor on a Valuation Date, the sum of (a) the Transferee's Exposure as determined by Party A in good faith and (b) 1.05 multiplied by the current aggregate Party A Currency Amount(s) of the outstanding Transactions multiplied by the Volatility Cushion.

"Volatility Cushion" means the percentage specified in Appendix 2 to the Fitch Criteria for a weighted average life that is equal to (or closest to) the weighted average of the weighted average life of each series and class of Notes rated by Fitch in respect of which Transactions have been entered into. For these purposes, Party A will calculate the weighted average life of each series of Notes rated by Fitch in respect of which Transactions have been entered into using (1) an assumed constant prepayment rate of 0.0%, default rate of 0.0% and such assumptions as will reflect the then current expectations of Party A and/or be based upon such circumstances as Party A may, in good faith, determine applicable; and, notwithstanding for the avoidance of doubt (1) above, assuming (2) that the Issuer will not redeem the Notes other than on the maturity date in respect of such Notes (unless the Notes are scheduled to amortise prior to the maturity date).

Moody’s Criteria

“Credit Support Amount” shall mean for the purposes of the Moody’s Criteria with respect to a Transferor on a Valuation Date the sum of (a) the Transferee’s Exposure as determined by Party A in good faith multiplied by A and (b) B multiplied by the current aggregate Party A Currency Amounts of the outstanding Transactions under the Agreement, where:

(i)

“A” means 102% and “B” means 1.6% if the long-term, unsecured and unsubordinated debt obligations or the short term, unsecured and unsubordinated debt obligations of Party A (or its successor) or any credit support provider of Party A are downgraded below “A1” or “Prime-1” by Moody’s;

(ii)

“A” means 102% and “B” means 3.7% if the long-term, unsecured and unsubordinated debt obligations or the short term, unsecured and unsubordinated debt obligations of Party A (or its successor) or any credit support provider of Party A, are downgraded below “A3” or “Prime-2” by Moody’s; and

(iii)	“A” means 0% and “B” means 0% in all other cases.

In relation to the foregoing, Party A will, upon receipt of reasonable notice from Moody’s, demonstrate to Moody’s the calculation by Party A of the Transferee’s Exposure.

S&P Criteria

“Credit Support Amount” shall mean with respect to a Transferor on a Valuation Date the sum of:

(A)	the greater of zero and the Transferee’s Exposure, and
(B)	the current aggregate of the Party A Currency Amount(s) as defined in the Confirmation for each outstanding Transaction under the Agreement multiplied by VB.

“VB” means the Party A Currency Amount as defined in the Confirmation for each outstanding Transaction under the Agreement multiplied by the relevant percentage set out in the relevant table for Cross Currency Swaps (Fixed/Fixed, Fixed/Floating and Floating/Floating) of S&P’s Global Interest Rate and Currency Swaps: Calculating the Collateral Required Amount published 26th February 2004, as applicable, for the relevant currency pairs.

(vii)	Calculations.

Paragraph 3(b) of this Annex shall be amended by inserting the words “and shall provide each party (or the other party, if the Valuation Agent is a party) with a description in reasonable detail of how such calculations were made, upon request” after the word “calculations” in the third line thereof.

(viii)	Demands and Notices.

All demands, specifications and notices under this Annex will be made pursuant to Section 12 of this Agreement:

If to Party A:

Address:	Eleven Madison Avenue, New York, New York, 10010, USA
Telephone:	+1 (212) 325 5942
Facsimile:	+1 (212) 743 5833
Attention:	Tim W. Blake

If to Party B:

Address:	Level 12, Angel Place, 123 Pitt Street, Sydney, NSW, 2000
Telephone:	(+612) 9229 9000
Facsimile:	(+612) 9221 7870
Attention:	Manager, Securitisation

IN WITNESS WHEREOF the parties have signed this Annex as of the date first above written.

CREDIT SUISSE, LONDON BRANCH	PERPETUAL TRUSTEES CONSOLIDATED LIMITED (in its capacity as trustee of the Crusade Global Trust No.2 of 2006)

By: ..........................................................

Title: ........................................................

Date: ........................................................

By: .........................................................

Title: .......................................................

Date: .......................................................

By: .........................................................

Title: .......................................................

Date: .......................................................

By: .........................................................

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